EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Ohio Valley Banc Corp. filed with the United States Securities and Exchange Commission (SEC No. 033-62010) of our reports dated March 13, 2007 with respect to the consolidated financial statements of Ohio Valley Banc Corp., and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, each such report included in Ohio Valley Banc Corp.'s 2006 Annual Report to Shareholders and incorporated by reference into this Annual Report on Form 10-K for the year ended December 31, 2006.



                                                /s/ Crowe Chizek and Company LLC
                                                --------------------------------
                                                    Crowe Chizek and Company LLC

Columbus, Ohio
March 13, 2007